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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements of Zapata Corporation on Form S-3 (File 33-68034) and on Form S-8 (File Nos. 33-19085, 33-45251 and 333-43223) of our reports dated March 20, 1998, on our audits of (a) the consolidated financial statements and financial statement schedules of Envirodyne Industries, Inc. and Subsidiaries as of December 25, 1997 and December 26, 1996 and for the period December 27, 1996 to December 25, 1997 and December 29, 1995 to December 26, 1996, and December 30, 1994 to December 28, 1995 and (b) the consolidated financial statements and financial statement schedules of Viskase Holding Corporation and Subsidiaries as of December 25, 1997 and December 26, 1996 and for the period December 27, 1996 to December 25, 1997, December 29, 1995 to December 26, 1996, and December 30, 1994 to December 28, 1995, which reports are included in this Form 10-K/A.

                                                        COOPERS & LYBRAND L.L.P.

Chicago, Illinois
April 7, 1998


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